December 6, 1999





Dear Shareholder Member:

You are cordially invited to attend the Company's annual meeting at 10:00 a.m., local time, on Tuesday, January 18, 2000 in the Auditorium of our Rockford, Illinois, plant. Registration for the meeting will be in the Atrium located at the rear of the plant. We invite you to join members of our management team for an informal social period from 9:00 a.m. to 9:45 a.m. The formal meeting will begin promptly at 10:00 a.m.

Parking is available directly behind the plant. A map is enclosed with this notice.

Please complete and return your proxy card now whether or not you plan to attend.

Sincerely yours,

WOODWARD GOVERNOR COMPANY




John A. Halbrook
Chairman, Board of Directors


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            January 18,2000




The annual meeting of the shareholder members of Woodward Governor Company will be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on Tuesday, January 18, 2000, at 10:00 a.m., local time. At the meeting we will:

     1. Elect three directors to serve for a term of three years each; and
     2. Transact other business that properly comes before the meeting.

Shareholders who owned Woodward stock at the close of business on November 22, 1999 are entitled to vote at the meeting.

You will notice that this year we have changed the format of the proxy statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English and we support this effort.

We look forward to seeing you at the meeting.

Sincerely,



Carol J. Manning
Corporate Secretary


December 6, 1999







                        YOUR VOTE IS IMPORTANT
 Even if you plan to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope, or vote via telephone or the internet now. Prompt response is helpful and your cooperation will be appreciated.

                            PROXY STATEMENT
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                       Tuesday, January 18, 2000



            INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our Board of Directors is soliciting your proxy to vote at our annual meeting of shareholder members (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about December 6, 1999 to all shareholders entitled to vote. The
Woodward Governor Company Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting:

     Date:   January 18, 2000
     Time:   10:00 a.m.
     Place:  5001 North Second Street
             Rockford, Illinois


Record Date Information

Shareholders who owned Woodward common stock at the close of business on the record date, November 22, 1999, are entitled to vote at the meeting. As of the record date, there were approximately 11,274,223 shares outstanding.

Each share of Woodward common stock that you own entitles you to one vote, except for the election of directors. Since three directors are standing for election, you will be entitled to three director votes for each share of stock you own. Of this total, you may choose how many votes you wish to cast for each director.


Voting Your Proxy

This year, Woodward is offering shareholders the opportunity to vote by mail, by phone or via the internet. Instructions to use these methods are set forth on the enclosed proxy card.

If you vote by phone or via the internet, please have your proxy or voting instruction card available. The control number appearing on your card is necessary to verify your vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail. Voting by phone and via the internet are valid proxy voting methods under Delaware law and Woodward Bylaws.

If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

    "FOR" the election of the Board's nominees to the Board of Directors

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.


     Revoking Your Proxy

     You may revoke your proxy by:

    sending in another signed proxy card with a later date, notifying our Secretary in writing before the meeting that you have revoked your proxy, or voting in person at the meeting.


     Giving your Proxy to Someone Other than Individuals Designated on the Card

     If you want to give your written proxy to someone other than individuals named on the proxy card:

    cross out individuals named and insert the name of the individual you are authorizing to vote, or provide a written authorization to the individual you are authorizing to vote along with your proxy card.


     Quorum Requirement

     A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.


     Vote Necessary for Action

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the three director nominees receiving the most votes will be elected.

     Other action is by an affirmative vote of the majority of shares present at the meeting. Abstentions and broker non-votes will be treated as unvoted in matters other than director elections.


                             BOARD OF DIRECTORS

     Structure

     Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

     Directors elected at the 2000 Annual Meeting of Shareholders will hold office for a three-year term expiring in 2003 or when their successors are elected. Other directors are not up for election at this meeting and will continue in office for the remainder of their terms.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

     Proposal 1 -- Election of Directors

     Directors Up for Election at This Meeting for Terms Expiring in
2003:

    J. Grant Beadle, 66, is retired Chairman and Chief Executive
  Officer of Union Special Corporation, a manufacturer of industrial
  sewing machines.           Other directorships:  William Blair Mutual
  Funds, Inc.  Mr. Beadle has been a director of the Company since 1988.

    Lawrence E. Gloyd, 67, is Chairman and Chief Executive Officer of CLARCOR Inc., Rockford, Illinois, a manufacturer of filtration and
  consumer packaging products.   Other directorships:  AMCORE Financial,
  Inc., CLARCOR Inc. and Thomas Industries, Inc. Mr. Gloyd has been a director of the Company since 1994.

    J. Peter Jeffrey, 66, retired in January 1995 as Vice President of Development at Father Flanagan's Boys' Home in Boys Town, Nebraska. Mr. Jeffrey has been a director of the Company since 1981.

                           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE NOMINEES PRESENTED IN PROPOSAL 1.

                           Directors Remaining in Office Until 2002

    John A. Halbrook, 54, is Chairman and Chief Executive Officer of the Company. Other directorships: AMCORE Financial, Inc. Mr.
  Halbrook has been a director of the Company since 1991.

    Rodney O'Neal, 46, is Vice President of Delphi Automotive Systems and President of its division, Delphi Interior Systems, a supplier of automotive interior systems. Mr. O'Neal was elected a director of the Company by the Board of Directors on April 28, 1999.

    Michael T. Yonker, 57, retired in June 1998 as President and Chief Executive Officer of Portec, Inc., which had operations in the construction equipment, materials handling and railroad products industries. Other directorships: Modine Manufacturing Company, Inc. Mr. Yonker has been a director of the Company since 1993.

                           Directors Remaining in Office Until 2001

    Vern H. Cassens, 67, is retired Senior Vice President and Chief Financial Officer of the Company. Mr. Cassens has been a director of the Company since 1977.

    Carl J. Dargene, 69, is Chairman of the Board of AMCORE Financial, Inc., Rockford, Illinois. Other directorships: AMCORE Financial, Inc. and CLARCOR Inc. Mr. Dargene has been a director of the Company since 1990.

    Thomas W. Heenan, 68, is a retired partner in the law firm of Chapman and Cutler, Chicago, Illinois. Mr. Heenan has been a director of the Company since 1986.

    Lou L. Pai, 52, is Chairman and Chief Executive Officer of Enron Energy Systems, a provider of energy outsource solutions. Mr. Pai was elected a director of the Company by the Board of Directors on July 22, 1999.


                           Board Meetings and Committees

The Board of Directors met five times during 1999; all directors attended more than 75% of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served.

     Audit Committee

          J. Peter Jeffrey, chairman
          J. Grant Beadle
          Vern H. Cassens
          Thomas W. Heenan
          Michael T. Yonker

     The Audit Committee recommends the engagement of independent accountants to audit Woodward's books, reviews the scope and approach of both the annual independent audit and internal audits, and reviews Woodward's system of internal accounting controls. The Committee held two meetings during 1999.

     Compensation Committee

          Carl J. Dargene, chairman
          J. Grant Beadle
          Lawrence E. Gloyd
          Thomas W. Heenan
          Michael T. Yonker

     The Compensation Committee recommends the base compensation of Woodward's officers and key personnel, and evaluates the performance of and reviews the results of the annual member evaluation for those individuals. The Committee held five meetings during 1999.

     Executive Committee

          John A. Halbrook, chairman
          J. Grant Beadle
          Carl J. Dargene
          Lawrence E. Gloyd

     The Executive Committee exercises all the powers and authority of the Board of Directors in the management of the business when the Board is not in session and when in the opinion of the Chairman the matter should not be postponed until the next scheduled Board meeting. The Committee may declare cash dividends. The Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease or exchange of substantially all of Woodward's assets. The Committee held one meeting during 1999.

     Selection Committee

          J. Grant Beadle, chairman
          Carl J. Dargene
          John A. Halbrook
          Thomas W. Heenan

     The Selection Committee recommends qualified individuals to fill any vacancies on the Board. The Committee held three meetings during 1999.

     No procedures have been established for the Selection Committee to consider nominees recommended by shareholder members.

     Stock Option Committee

          Michael T. Yonker, chairman
          J. Grant Beadle
          Lawrence E. Gloyd

     The Stock Option Committee administers the Company's Long-Term Incentive Compensation Plan, determining and taking all action, including granting of all incentives to eligible working members, in accordance with the terms of the Plan. The Committee held one meeting during 1999.

     All actions by committees are reported to the Board at the next scheduled meeting and are subject to approval and revision by the Board. No legal rights of third parties may be affected by Board revisions.


     Director Qualifications

     The Company's Bylaws provide that:

    each director shall retire on September 30th following his seventieth birthday unless approved otherwise by the Board, no person may serve as a director unless he or she agrees to be guided by the philosophy and concepts expressed in our Constitution, and
    Woodward must receive adequate notice regarding nominees for directors. A copy of the notice requirement in Section 2.8 is attached as Exhibit A.


     Director Compensation

     We do not pay directors who are also Woodward officers additional compensation for their service as directors. In 1999, compensation for non-employee directors included the following:

    a monthly retainer of $1,850
    Board and Committee members receive $1,000* for each meeting attended
    Committee chairmen receive $1,350 for each Committee meeting attended expenses of attending Board and Committee meetings

     *Prior to May 1, 1999, the fee was $900 for each Board and Committee meeting attended.

     Pursuant to Outside Director Stock Purchase Agreements entered into by Mr. O'Neal and Mr. Pai, we sold Treasury Shares at the closing price on the dates of purchase. In payment of the purchase price, non-interest bearing notes were signed and will be repaid by application of each director's monthly retainer. The amount of indebtedness outstanding at November 22, 1999: Mr. O'Neal, $98,029 and Mr. Pai, $103,597.


     Compensation Committee Interlocks and Insider Participation

     Mr. Dargene, Chairman of the Board of AMCORE Financial, Inc. and a Woodward director, serves as chairman of the Company's Compensation Committee. In the ordinary course of its business, Woodward maintains a normal commercial banking relationship with AMCORE Bank N.A., Rockford, a wholly-owned subsidiary of AMCORE Financial, Inc. The maximum amount of borrowings outstanding at any time during 1999 reached $7,850,000. Interest has been charged at floating rates based on standard market indices. Mr. Halbrook, Chairman and Chief Executive Officer and a director of Woodward, serves on the Board of Directors of AMCORE Financial, but does not serve on its Compensation Committee.



                       SHARE OWNERSHIP OF MANAGEMENT

     The following table shows how much Woodward stock is owned, as of November 22, 1999, by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

                                             Ownership of Common Stock
                                   Name                     Number       Percent

                                   J. Grant Beadle            5,956        0.05
                                   Stephen P. Carter         82,859 (1)    0.73
                                   Vern H. Cassens           87,890 (1)    0.78
                                   Carl J. Dargene            8,436        0.07
                                   Lawrence E. Gloyd          6,292        0.06
                                   John A. Halbrook         261,883 (1)    2.32
                                   Thomas W. Heenan          18,836        0.17
                                   J. Peter Jeffrey           6,524        0.06
                                   Charles F. Kovac          36,432 (1)    0.32
                                   Gary D. Larrew            47,103 (1)    0.42
                                   Rodney O'Neal              4,553        0.04
                                   Lou L. Pai                 4,496        0.04
                                   C. Phillip Turner        114,596 (1)    1.02
                                   Michael T. Yonker          6,036        0.05
                                   All directors and executive
                                    officers as a group     735,757 (1)    6.53

     (1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange Commission, including some duplication. Includes options to purchase shares of Common Stock as follows: Mr. Carter 79,210; Mr. Cassens 44,880; Mr. Halbrook 249,075; Mr. Kovac 34,499; Mr. Larrew 40,154 and Mr. Turner 87,408. Also includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership Plan. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") were filed on a timely basis.


          PERSONS OWNING MORE THAN FIVE PERCENT OF WOODWARD STOCK
                                        (As of November 22, 1999)

                                            Ownership of Common Stock
Principal Holders                             Number         Percent

Woodward Governor Company
Profit Sharing Trust
5001 North Second Street
Rockford, Illinois 61125-7001              2,224,325 (1)     19.73%

Royce & Associates, Inc.
Royce Management Company
Charles M. Royce
1414 Avenue of the Americas
New York, New York 10019                     801,196 (2)      7.11%

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202                    649,000 (3)      5.76%

(1)  Shares owned by the Woodward
     Governor Company Profit Sharing Trust are held in its Member Investment and Stock Ownership Plan (the "Plan").
     Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. Of the total shares held in the Profit Sharing Trust, 1,918,237 shares of Common Stock are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the Plan's Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

(2) Royce & Associates, Inc. has advised the Company that it has sole investment power and sole voting power for 777,696 shares; Royce Management has sole investment power and sole voting power for 23,500 shares.

(3) T. Rowe Price Associates, Inc. has advised the Company that it has sole dispositive power for the entire holding of 649,000 shares and has sole voting power for 201,000 shares. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.



                          COMMON STOCK PERFORMANCE

     The following Performance Graph compares Woodward's cumulative total return on its Common Stock for a five-year period (September 30, 1995 to September 30, 1999) with the cumulative total return of the S&P Composite 500 Stock Index and the S&P Machinery Diversified Index.

                        TOTAL RETURN TO SHAREHOLDERS

       (A DESCRIPTION OF THE GRAPHICAL MATERIAL APPEARS ON PAGE 22)

     Assumes that the value of the investment in Woodward's Common Stock and each index was $100 on September 30, 1994 and that all dividends were reinvested.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and administers Woodward's compensation program. This program includes guidelines to recognize achievement of both Company and individual performance goals as an integral part of the compensation program for key management personnel. A total market-based compensation for key management positions recognizing experience and competence level is determined through the use of salary surveys; this process establishes a target total compensation for the individual. Woodward's stock performance is not specifically considered in determining base compensation.

    Base Compensation

    Actual compensation components:
    60% to 85% of target total cash compensation for the position total "at risk" compensation of at least 15%, but not more than
    40%
    greater position responsibility is assigned greater risk

     Base compensation, other than that of Woodward's Chairman and Chief Executive Officer, is determined by reviewing his recommendations, which are based on:
    executive compensation reviews prepared by outside compensation consultants individual performance based on experience, responsibilities, management and leadership abilities, and job performance

     The Compensation Committee's determination of base compensation for fiscal 1999 was designed to accomplish two goals:
    to offer competitive compensation to attract, retain and motivate a high-quality senior management team to link total annual cash compensation to individual performance

     Annual Incentive Compensation

     The Compensation Committee consults with the Chairman and Chief Executive Officer regarding eligibility of executive officers and key management worker members for participation in this program, determining the appropriate performance goals and confirming attainment or lack thereof.

     If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels are attained, annual incentive levels range from 18% of base salary to a practical maximum of approximately 67% of base salary of participants. However, given outstanding performance, there is no formal maximum.

     Determination based on:
    overall financial performance of the Company or individual groups or operating units achievement of short-term objectives
    direct individual performance

     Stock Options

     The Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Plan") was established to further Woodward's long-term growth and profitability by offering long-term incentives to certain key management worker members. By providing an equity position in the Company, we believe their interests will be better aligned with those of our shareholders.

     Provisions of the Plan:
    authorization to grant both incentive and nonqualified stock options award based on Woodward's performance and the participant's present and potential contributions to that performance option price of shares is determined at the date of the grant and will not be less than the fair market value as quoted on the Nasdaq National Market on that date

     In fiscal 1999, 76 worker members participated in the Plan.


     Compensation of the Chairman and Chief Executive Officer

     The compensation of John A. Halbrook, Woodward's Chairman and Chief Executive Officer, was determined in the same manner as for all other executive officers. Mr. Halbrook's base salary in 1999 was $415,506, a rate that put 40% of his target compensation at risk.

     Mr. Halbrook's incentive compensation for 1999 of $696,226 was entirely based on total Company performance as measured by shareholder value created. Shareholder value created was measured by combined increased earnings, improvement in utilization of receivables, inventory, and investment in capital assets.

     Mr. Halbrook was also granted options to purchase 35,000 shares of Woodward Governor Company Common Stock.

     Compensation Committee:  Carl J. Dargene, Chairman
                    J. Grant Beadle
                    Lawrence E. Gloyd
                    Thomas W. Heenan
                    Michael T. Yonker


                           EXECUTIVE COMPENSATION

     The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John A. Halbrook, Woodward's Chairman and Chief Executive Officer, and to each of the other four most highly compensated executive officers.


                              SUMMARY COMPENSATION TABLE
                                                                                                Long-Term
                                                                                               Compensation
                                                            Annual Compensation                   Awards
                                                                                Other           Securities
                                                                                Annual          Underlying      All Other
Name and Principal Position        Year           Salary (1)   Bonus (2)     Compensation       Options (#)   Compensation (3)

John A. Halbrook                   1999            $415,506     $696,226        $34,867           50,000         $46,316
Chairman and Chief                 1998             392,002      138,062         31,622           79,515          43,600
Executive Officer                  1997             373,412      161,608         36,713           53,600          41,148

C. Phillip Turner                  1999             214,994      219,519         32,813           20,000          31,675
Vice President                     1998             191,100      168,422         28,630           24,828          28,552
Aircraft Engine Systems            1997             175,812       81,235         32,286           17,600          26,139

Charles F. Kovac                   1999             195,000      107,761         14,285           18,000          24,200 (4)
Vice President                     1998             168,517       24,317         12,102            5,739          20,973
Industrial Controls                1997             146,588       40,815         12,707            8,800          18,125

Stephen P. Carter                  1999             190,008      233,484         15,003           18,000          23,996
Vice President, Chief              1998             160,212       69,650         12,333           27,610          19,808
Financial Officer                  1997             137,904       62,945         12,875           17,600          17,185
and Treasurer

Gary D. Larrew                     1999             149,267       43,756         18,272           18,000          21,236
Vice President                     1998             130,494       52,208         15,694            7,414          17,989
Business Development               1997             118,690       40,993         17,402            4,000          14,540

     (1) No executive officer received personal benefits valued at more than either 10% of cash compensation or $50,000.

     (2) Includes amounts deferred pursuant to the Unfunded Deferred Compensation Plan No. 2.

     (3) Company contributions to the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plans are as follows:

                    Member Investment and Stock Ownership Plan
                        Officer          1999      1998     1997
                        Mr. Halbrook   $13,000    $13,000  $12,739
                        Mr. Turner      13,524     13,491   12,058
                        Mr. Kovac       13,563     13,029   10,459
                        Mr. Carter      13,563     12,229    9,840
                        Mr. Larrew      11,862      9,926    7,350

                                  Retirement Income Plan
                        Officer          1999      1998      1997
                        Mr. Halbrook   $ 8,480    $ 8,320  $ 8,160
                        Mr. Turner      12,160     12,000   11,840
                        Mr. Kovac        7,840      7,680    6,651
                        Mr. Carter       8,000      7,579    6,390
                        Mr. Larrew       9,375      8,063    7,190

               Unfunded Deferred Compensation Plan
                        Officer          1999       1998      1997
                        Mr. Halbrook   $24,836    $22,280  $20,249
                        Mr. Turner       5,992      3,061    1,206
                        Mr. Kovac        2,797        263        0
                        Mr. Carter       2,343          0        0
                        Mr. Larrew           0          0        0

          Under a plan closed in 1971, Mr. Turner is eligible for an annual benefit of $283 at normal retirement.

(4) Mr. Kovac resigned as Vice President of the Company and general manager of Industrials Controls on November 8, 1999 and as a member of the Company effective December 6, 1999. In connection with his resignation, the Company entered into a separation agreement with Mr. Kovac. In addition to the amounts set forth in Footnote (3), the Company agreed on a separation payment of $220,000 and further agreed to cover ancillary benefits for an amount not to exceed $32,000, which included COBRA medical and insurance benefits and outplacement, counseling and legal services in addition to regular member benefits accrued in fiscal year 2000.



                    Transitional Compensation Agreements

     In September 1999, Woodward approved transitional compensation agreements with Messrs. Halbrook, Carter and Turner that become operative only upon a change in control or other specified event. For purposes of these agreements, a change in control occurs if:

    any person, entity, or group (with certain exceptions) becomes the beneficial owner of 15% or more of the outstanding shares of Woodward common stock; or
    there is a change in a majority of the Board during any two-year period other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period; or
    Woodward's shareholders approve a merger, consolidation, sale of assets or share exchange resulting in our shareholders owning less than 51% of the combined voting power of the surviving corporation following the transaction; or
    our shareholders approve a liquidation or dissolution.

Following a change in control, Woodward will continue to employ the executive for a maximum period of two years in substantially the same position, for substantially the same compensation and benefits. If the executive's employment is terminated by Woodward (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), he or she receives an amount (payable in a lump sum) equal to 300% of each of (1) the executive's annual base salary, (2) highest annual bonus in the last three years, and (3) the sum of the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred Compensation Plan annual contributions made or credited for the benefit of the executive.
Member benefits shall be continued at Woodward's expense for a period of three years after the date of termination. Outplacement services will be provided at Woodward's expense as well as tax preparation services for the executive's taxable year in which the termination occurred.

If the benefits and amount payable to the executives are subject to federal excise tax, the executive officers will also be entitled to receive an additional payment so that they will receive (on a net basis) the same amount that they would have received absent the applicability of the excise tax.


                             STOCK OPTIONS

The following table shows stock options granted during 1999 under the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan to the individuals named in the Summary Compensation Table:

                        OPTION GRANTS IN FISCAL YEAR 1999

                                Individual Grants
                       Number of        % of Total                                    Potential Realizable Value
                      Securities         Options                                      at Assumed Annual Rates of
                      Underlying        Granted to                                     Stock Price Appreciation
                       Options          Employees                                        For Option Term (3)
                       Granted          in Fiscal      Exercise     Expiration
Name                     (1)              Year         Price (2)        Date             5%($)        10%($)

John A. Halbrook       50,000            25.00%         $22.00      11/16/2008         $691,784     $1,753,117

C. Phillip Turner      20,000            10.00%         $22.00      11/16/2008          276,714        701,247

Charles F. Kovac       18,000             9.00%         $22.00      11/16/2008          249,042        631,122

Stephen P. Carter      18,000             9.00%         $22.00      11/16/2008          249,042        631,122

Gary D. Larrew         18,000             9.00%         $22.00      11/16/2008          249,042        631,122

(1)  Consists of non-qualified options issued for a ten-year term.

(2) Closing price of Common Stock as reported on the Nasdaq National Market as of the dates of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in 1999 by the individuals named in the Summary Compensation Table and the value of their unexercised options at September 30, 1999.

                                                         Number of Securities            Value of
                       Shares                           Underlying Unexercised         Unexercised
                      Acquired            Value              Options at             In-the-Money Options
                     on Exercise         Realized         Fiscal Year-End(#)        at Fiscal Year-End ($)
Name                     (#)               ($)               Exercisable                Exercisable

John A. Halbrook          0               $0.00                214,075                  $481,347.28

C. Phillip Turner         0               $0.00                 72,408                   167,032.54

Charles F. Kovac          0               $0.00                 34,499                    81,831.88

Stephen P. Carter         0               $0.00                 66,210                   103,131.80

Gary D. Larrew            0               $0.00                 32,154                    81,413.62



                         CERTAIN TRANSACTIONS

See "Compensation Committee Interlocks and Insider Participation."


                    INDEPENDENT PUBLIC ACCOUNTANTS

In 1999, PricewaterhouseCoopers LLP served as Woodward's independent public accountants. The Board intends to reappoint them for the fiscal year ending September 30, 2000. We anticipate a representative from PricewaterhouseCoopers LLP will be present at the annual meeting and available to answer appropriate questions.


                         SHAREHOLDER PROPOSALS

If you want to submit a proposal for possible inclusion in our proxy statement for the 2001 Annual Meeting of Shareholders, you must ensure your proposal is received by us on or before August 11, 2000.

If you intend to present a proposal to shareholders, but do not want it included in the proxy statement, management's proxies for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of your proposal no later than October 25, 2000. Even if we receive proper notice before October 25, 2000, the proxies may still exercise their discretionary authority on the proposal by telling shareholders about the proposal and how they intend to vote on it, unless you solicit proxies for the proposal as required by Rule 14a-4(c)(2) under the Exchange Act.


                             OTHER MATTERS

Woodward is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail, but also may be made by telephone or in person. The Company will pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary

December 6, 1999

                                                              EXHIBIT A


          SECTION 2.8 OF THE BYLAWS REQUIRING WRITTEN NOTICE

SECTION 2.8 NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information:

     (a) The name and residence address of the stockholder making the nomination;

     (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

     (c) The signed consent of each nominee to serve as a member of the Board of
          Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nominee's service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.


                   ANNUAL MEETING OF SHAREHOLDERS OF

                       WOODWARD GOVERNOR COMPANY

                           January 18, 2000


                       PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS ______________________

            Please Detach and Mail in the Envelope Provided


_X_ PLEASE MARK VOTES
   AS IN THIS EXAMPLE


1.  ELECTION OF DIRECTORS __    __    __     2.  In their discretion,
the proxies
                                         are authorized to vote upon
such
                                         other matter as may properly
come
    J. Grant Beadle                      before the meeting.
    Lawrence E. Gloyd
    J. Peter Jeffrey)                    A majority of said attorneys
                                         or proxies who are present at
INSTRUCTIONS: To withhold authority      the meeting shall have, and may
to vote for any individual nominee,      exercise, all of the powers of
mark the "For All Except" box            all said attorneys or proxies
and strike a line through the            hereunder.
nominee's name in the list provided
above.  Your shares will be voted        PLEASE MARK, SIGN, DATE AND RETURN THIS
for the remaining nominees.              PROXY CARD USING THE ENCLOSED ENVELOPE.





Signature__________________   Signature if held jointly ______________
Dated ________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.











































PROXY                                                                    PROXY


                       WOODWARD GOVERNOR COMPANY

    Proxy for Annual Meeting of the Shareholders - January 18, 2000
                  Solicited by the Board of Directors

The undersigned hereby appoints J. Grant Beadle, Vern H. Cassens and John A. Halbrook, as the undersigned's proxy, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned's common stock in the Woodward Governor Company at the Annual Meeting of Shareholders to be held on Tuesday, January 18, 2000, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES ON ALL MATTERS. THE BOARD FAVORS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.


                                    TOTAL RETURN TO SHAREHOLDERS
                              Starting
                               Basis
Description                     1994    1995    1996      1997    1998       1999

Woodward Governor Company      $100.00 $ 85.30 $126.38   $193.77  $131.52   $148.22

S&P 500                        $100.00 $129.74 $156.12   $219.27  $239.10   $305.18

S&P Mach Div                   $100.00 $110.69 $144.41   $202.38  $145.25   $191.76




Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1994 and that all dividends were reinvested.